UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
Information Required In Proxy Statement
SCHEDULE 14A INFORMATION
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SMITH-MIDLAND CORPORATION
(Name of Registrant as Specified in Its Charter)

__________________________________________________________
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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SMITH-MIDLAND CORPORATION
5119 Catlett Road
Midland, Virginia 22728

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held on Thursday, September 6, 2007

TO THE STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of SMITH-MIDLAND CORPORATION (the “Company”), a Delaware corporation, will be held on Thursday, September 6, 2007 at 5:00 pm at the Company’s Corporate Headquarters, located at 5119 Catlett Road, Midland, Virginia 22728 for the following purposes:

1.	To elect four (4) members of the Board of Directors; and

2.	To consider and act upon any matters incidental to the foregoing and any other matters that may properly come before the meeting or any and all adjournments thereof.

The Board of Directors has fixed the close of business on July 13, 2007 as the record date for the determination of Stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment or adjournments thereof.

We hope that all stockholders will be able to attend the Annual Meeting in person. In order to assure that a quorum is present at the Annual Meeting, please date, sign and promptly return the enclosed proxy whether or not you expect to attend the Annual Meeting. A postage-prepaid envelope has been enclosed for your convenience. If you attend the Annual Meeting, your proxy will, at your request, be returned to you and you may vote your shares in person.

By Order of the Board of Directors

/s/ Rodney I. Smith

Rodney I. Smith
President

Midland, Virginia
July 31, 2007

SMITH-MIDLAND CORPORATION
5119 Catlett Road
Midland, Virginia 22728

PROXY STATEMENT
For the Annual Meeting of Stockholders
To be held on Thursday, September 6, 2007

The enclosed proxy is solicited by the Board of Directors of SMITH-MIDLAND CORPORATION (the “Company”) for use at the Annual Meeting of Stockholders to be held on Thursday, September 6, 2007 at 5:00 PM at the Company’s Corporate Headquarters, located at 5119 Catlett Road, Midland, Virginia 22728 and at any adjournment or adjournments thereof.

Stockholders of record at the close of business on July 13, 2007 will be entitled to vote at the Annual Meeting or any adjournment thereof. On or about that date, 4,669,382 shares of the Company’s Common Stock, $.01 par value per share (“Common Stock”), were issued and outstanding. The Company has no other outstanding voting securities.

Each share of Common Stock entitles the holder to one vote with respect to all matters submitted to Stockholders at the Annual Meeting. A quorum for the Annual Meeting is a majority of the shares outstanding. Directors will be elected by plurality vote. Abstentions and broker non-votes are each included in the determination of the number of shares present and voting for the purpose of determining whether a quorum is present. Broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because (1) the broker does not receive voting instructions from the beneficial owner and (2) the broker lacks discretionary authority to vote the shares.

Abstentions or broker non-votes or failures to vote will have no effect in the election of directors, who will be elected by a plurality of the affirmative votes cast.

An Annual Report, containing the Company’s audited financial statements for the years ended December 31, 2006 and December 31, 2005, is being mailed to all stockholders entitled to vote. This Proxy Statement and the accompanying proxy were first mailed to Stockholders on or about July 31, 2007.

Execution of a proxy will not in any way affect a Stockholder’s right to attend the Annual Meeting and vote in person. The proxy may be revoked at any time before it is exercised by written notice to the Secretary prior to the Annual Meeting, or by giving to the Secretary a duly executed proxy bearing a later date than the proxy being revoked at any time before such proxy is voted, or by appearing at the Annual Meeting and voting in person. The shares represented by all properly executed proxies received in time for the Annual Meeting will be voted as specified therein. In the absence of a special choice, shares will be voted in favor of the election of Directors of those persons named in this Proxy Statement.

The Board of Directors knows of no other matter to be presented at the Annual Meeting. If any other matter should be presented at the Annual Meeting upon which a vote may be taken, such shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as attorneys in the proxies. The Board of Directors knows of no matter to be acted upon at the Annual Meeting that would give rise to appraisal rights for dissenting stockholders.

Proposal #1

ELECTION OF DIRECTORS

Four Directors, constituting the entire Board of Directors, are to be elected at the Annual Meeting. Each Director of the Company is elected at the Company’s Annual Meeting of Stockholders and serves until his successor is elected or qualified. Vacancies and newly created directorships resulting from any increase in the number of authorized Directors may be filled by a majority vote of Directors then remaining in office. Officers are elected by and serve at the direction of the Board of Directors.

Shares represented by all proxies received by the Board of Directors and not so marked as to withhold authority to vote for an individual Director, or for all Directors, will be voted (unless one or more nominees are unable or unwilling to serve) for the election of the nominees named below. The Board of Directors knows of no reason why any such nominee should be unwilling to serve, but if such should be the case, proxies will be voted for the election of some other person or for fixing the number of Directors at a lesser number.

The Board unanimously recommends that Stockholders vote FOR election of the four nominees for Director.

The following table sets forth certain information concerning each nominee for election as a Director of the Company:

Name	Age	Director Since	Position
Rodney I. Smith	68	1970	Chief Executive Officer, President and Chairman of the Board of Directors
Ashley B. Smith	45	1994	Vice President of Sales and Marketing and Director
Wesley A. Taylor	59	1994	Vice President of Administration and Director
Andrew G. Kavounis	82	1995	Director

Background

The following is a brief summary of the background of each nominee for Director of the Company:

Rodney I. Smith. Chairman of the Board of Directors, Chief Executive Officer and President. Rodney I. Smith co-founded the Company in 1960 and became its President and Chief Executive Officer in 1965. He has served on the Board of Directors and has been its Chairman since 1970. Mr. Smith is the principal developer and inventor of the Company’s proprietary and patented products. Mr. Smith is the past President of the National Precast Concrete Association. Mr. Smith has served on the Board of Trustees of Bridgewater College in Bridgewater, Virginia since 1986.

Ashley B. Smith. Vice President of Sales and Marketing and Director. Ashley B. Smith has served as Vice President of Sales and Marketing of the Company since 1990 and as a Director since December 1994. Mr. Smith holds a Bachelor of Science degree in Business Administration from Bridgewater College. Mr. Ashley B. Smith is the son of Mr. Rodney I. Smith.

Wesley A. Taylor. Vice President of Administration and Director. Wesley A. Taylor has served as Vice President of Administration of the Company since 1989 and as a Director since December 1994, and previously held positions as Controller and Director of Personnel and Administration. Mr. Taylor holds a Bachelor of Arts degree from Northwestern State University.

Andrew G. Kavounis. Director. Andrew Kavounis has served as a Director of the Company since December 1995. Mr. Kavounis was President of Core Development Co., Inc., a privately held construction and development concern, from 1991 until he retired in 1995. From 1989 to 1991, Mr. Kavounis was the Executive Vice President of the Leadership Group, a Maryland based builder and developer. Prior to that time, Mr. Kavounis spent 37 years as an executive at assorted construction and development companies, which included a position as the National Vice President of Ryland Homes, a privately held company, in which capacity he was directly responsible for the construction of 17,000 homes annually, nationwide. Mr. Kavounis received a Bachelor of Science degree in Chemical Engineering from Presbyterian College, a Bachelor of Science degree in Civil and Mechanical Engineering from Wofford College, and a Master’s degree in Business Administration from the University of South Carolina.

GENERAL INFORMATION RELATING TO THE BOARD OF DIRECTORS AND OFFICERS

Meetings and Committees of the Board of Directors

The Board of Directors has a Compensation Committee. The Compensation Committee consists of Andrew Kavounis and Wesley A. Taylor. The Compensation Committee was established to set and administer the policies that govern annual compensation for the Company’s executives. Following review and approval by the Compensation Committee of the compensation policies, all issues pertaining to executive compensation are submitted to the Board of Directors for approval. The Compensation Committee negotiates and approves compensation arrangements for officers, employees, consultants and directors of the Company, including, but not limited to, the grant of options to purchase the Common Stock pursuant to the Company’s 2004 Stock Option Plan or other plans which may be established. The Compensation Committee did not meet during 2006. Instead, the Board of Directors as a whole addressed these matters. The Company also does not have a Compensation Committee charter.

The Company believes that a standing nominating committee is not necessary or cost efficient for a company its size. All directors participate in the consideration of director nominees, including Andrew Kavounis, who is independent as defined by the Nasdaq Marketplace Rules. The other directors are not considered independent in view of their positions as executive officers of the Company. The Company does not have a formal nominating committee charter. For at least the past four years, the Board of Directors has not received a recommendation from a stockholder as to a candidate for nomination to the Board of Directors and therefore has not previously formed a policy with respect to consideration of such a candidate. However, it is the Board’s intent to consider any stockholder nominees that may be put forth in the future. The Board has not identified any specific minimum qualifications or skills that it believes must be met by a nominee for director. It is the intent of the Board to review from time to time the appropriate skills and characteristics of directors in the context of the current make-up of the Board and the requirements and needs of the Company at a given time. Given the current composition, stability and size of the Board of Directors of the Company, the fact that all director-nominees are standing for re-election and that the Board has received no nominee candidates from stockholders, the Board has not considered other candidates for election at the upcoming annual meeting of stockholders.

The Board of Directors met formally four times during 2006 and met informally on a number of occasions, voting on corporate actions, in some cases, by written consent. All of the Company’s current directors attended all of the meetings of the Board of Directors either in person or by telephone.

With the exception of Rodney I. Smith and Ashley B. Smith, who are father and son, respectively, no Director or executive officer of the Company is related by blood, marriage, or adoption to any of the Company’s other Directors or executive officers.

Audit Committee

The Company does not have an audit committee, a nominating committee, or a committee performing functions similar to either committee. The entire Board of Directors acts as the audit committee. The Company also does not have an audit committee charter. The Board has determined that the Company does not have a person serving on its audit committee that qualifies as an "Audit Committee Financial Expert", as defined by Securities and Exchange Commission Rules.

The Board of Directors reviewed and discussed our audited financial statements as of and for the year ended December 31, 2006 with management.

The Board of Directors reviewed and discussed with representatives of BDO Seidman, LLP, our independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU §380), as amended. The Board of Directors has also received and reviewed the written disclosures and the letter from BDO Seidman, LLP required by Independence Standard No. 1, "Independence Discussions with Audit Committees," as amended by the Independence Standards Board, and has discussed with BDO Seidman, LLP their independence.

Communication Between Stockholders and the Board of Directors

Stockholders wishing to communicate with members of the Board of Directors should send a letter to the Secretary of the Company with instructions as to which director(s) is to receive the communication. The Secretary will forward the written communication to each member of the Board of Directors identified by the stockholder or, if no individual director is identified, to all members of the Board of Directors. The Company has not in the past required members of the Board of Directors to attend each annual meeting of the stockholders because the formal meetings have been attended by very few stockholders, and have generally been brief and procedural in nature. All of the Company’s directors, however, attended the 2005 and 2006 annual meetings of stockholders. The Board will continue to monitor stockholder interest and attendance at future meetings and re-evaluate this policy as appropriate.

Compensation of Directors

All non-employee Directors receive $1,000 per meeting as compensation for their services as Directors and are reimbursed for expenses incurred in connection with the performance of their duties. All employee Directors, except Rodney I Smith, receive $250 per meeting as compensation for their services and are reimbursed for expenses incurred in connection with the performance of their duties. Rodney I. Smith receives no compensation as a Director, but is reimbursed for expenses incurred in connection with the performance of his duties as a Director. For the twelve months ended December 31, 2006, total payments made to all Directors was $55,680.

Director Compensation Table for 2006

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Rodney I. Smith (2)	—	—	30,400	—	—	—	30,400
Andrew G. Kavounis (3)	4,000	—	—	—	—	—	4,000
Ashley B. Smith (4)	1,750	—	10,640	—	—	—	1,750
Wesley A. Taylor (5)	1,750	—	10,640	—	—	—	1,750

(1)	Also disclosed in the “Summary Compensation Table” above.
(2)	220,849 options were outstanding as of December 31, 2006, of which 186,667 were exercisable as of December 31, 2006.
(3)	4,000 options were outstanding as of December 31, 2006, of which 2,000 were exercisable as of December 31, 2006.
(4)	66,450 options were outstanding as of December 31, 2006, of which 52,783 were exercisable as of December 31, 2006.
(5)	23,667 options were outstanding as of December 31, 2006, of which 10,000 were exercisable as of December 31, 2006.

EXECUTIVE OFFICERS

The executive officers and a key employee of the Company are:

Name	Age	Officer Since	Position

Rodney I. Smith	68	1970	Chief Executive Officer, President, and Chairman of the Board of Directors

Ashley B. Smith	45	1994	Vice President of Sales and Marketing

Wesley A. Taylor	59	1994	Vice President of Administration and Secretary

Lawrence R. Crews	38	2004	Chief Financial Officer

Steve Ott	41	2005	Vice President of Engineering Smith-Midland Corp. (Virginia Operations)

Lawrence R. Crews. Chief Financial Officer. Mr. Crews joined the Company in March 2004 and assumed the role of Chief Financial Officer in April 2004. Previously, he was the Chief Financial Officer of GPM Investments, d.b.a. Fas Mart and Shore Stop Convenience Stores, from January 2003 to March 2004. From March 2001 to October 2002 he was an Assistant Controller for Swifty Serve Convenience Stores, Inc. From June 1999 to March 2001, he was an auditor with Arthur Andersen, LLP. Mr. Crews holds a Master of Accounting degree and a Bachelor of Arts degree in Communication both from North Carolina State University.

Steve Ott. Vice President of Engineering, Smith Midland Corp.(Virginia). Mr. Ott joined the Company in October 2005. Prior to joining the Company, Mr. Ott served as Engineering Manager for the Shockey Precast Group in Fredericksburg, Virginia from June 2001 to October 2005. Mr. Ott worked at Shockey Precast Group’s Winchester plant from 1998 to 2001. From 1991 through 1997 Mr. Ott worked in Belgium for a consulting structural engineering firm and for a precast concrete manufacturer. From 1988 to 1991 Mr. Ott worked at Brandow and Johnston Structural Engineers in Los Angeles California. Mr. Ott holds a Bachelor of Science degree in Structural Engineering from the University of California at San Diego and a Masters of Business Administration from the University of Mary Washington.

For the biographies of Messrs. Rodney I. Smith, Ashley B. Smith, and Wesley A. Taylor, please see “Proposal 1—Election of Directors”.

BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table sets forth, as of June 30, 2007, certain information concerning ownership of the Company’s Common Stock by (i) each person known by the Company, based solely on filings with the Securities and Exchange Commission, to own of record or be the beneficial owner of more than five percent (5%) of the Company’s Common Stock, (ii) named executive officers and Directors, and (iii) all Directors, and executive officers as a group. Except as otherwise indicated, the stockholders listed in the table have sole voting and investment powers with respect to the shares indicated.

Name and Address of	Number of Shares	Percentage of
Beneficial Owner(1)	Beneficially Owned(2)	of Class

Rodney I. Smith (1)(3)(4)(5)	709,132	14.6
Ashley B. Smith (1)(3)(4)(6)	145,063	3.1
Wesley A. Taylor (1)(7)	37,416	*
Andrew G. Kavounis (1)(8)	2,000	*
Lawrence R. Crews (1)(9)	5,666	*
AL Frank Asset Management, Inc. (10)	684,814	14.7
All directors, executive officers and key employees as a group (5 persons)(2)(11)	899,277	18.2

*	Less than 1%
(1)	The address for each of Messrs. Rodney I. Smith, Ashley B. Smith, Taylor, Kavounis, and Crews is c/o Smith-Midland Corporation, P.O. Box 300, 5119 Catlett Road, Midland, Virginia 22728.
(2)
Pursuant to the rules and regulations of the Securities and Exchange Commission, shares of Common Stock that an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purposes of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

(3)	Ashley B. Smith is the son of Rodney I. Smith. Each of Rodney I. Smith and Ashley B. Smith disclaims beneficial ownership of the other’s shares of Common Stock.
(4)
Does not include options to purchase 1,667 shares held by Matthew Smith and an aggregate of 86,489 shares of Common Stock held by Matthew Smith and Roderick Smith. Matthew Smith and Roderick Smith are sons of Rodney I. Smith and brothers of Ashley B. Smith. Also, does not include shares held by Merry Robin Bachetti, sister of Rodney I. Smith and aunt of Ashley B. Smith, for which each of Rodney I. Smith and Ashley B. Smith disclaims beneficial ownership. Also, does not include 50,000 shares of Common Stock held by Hazel Smith, former wife of Rodney I. Smith, and mother of Ashley B. Smith. Mr. Rodney I. Smith and Ashley B. Smith each disclaim beneficial ownership of the shares held by each related party listed in this footnote.

(5)	Includes options to purchase 193,334 shares.
(6)	Includes options to purchase 47,446 shares.
(7)	Includes options to purchase 12,333 shares.
(8)	Includes options to purchase 2,000 shares.
(9)	Includes options to purchase 5,666 shares.
(10)	Address of holder is 32392 Coast Highway, Suite 260, Laguna Beach, CA 92651
(11)	Includes options to purchase 260,779 shares for all directors and executive officers as a group.

Compensation of Executive Officers

The following table sets forth the compensation paid by the Company for services rendered for the last two completed fiscal years to the three highest compensated executive officers of the Company and its subsidiaries (the “named executive officers”), whose compensation also exceeded $100,000 during 2006:

Summary Compensation Table

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Rodney I. Smith President, Chief Executive Officer and Chairman of the Board.	2006 2005	99,750 89,286	16,000 —	— —	30,400 28,200	— —	— —	347,563 (4) 258,000 (4)	493,713 375,486
Ashley B. Smith VP of Sales and Marketing and Director	2006 2005	104,683 118,089	2,508 7,277	— —	10,640 14,100	— —	— —	5,804 —	123,635 139,466
Wesley A. Taylor VP of Administration, Secretary, Treasurer, and Director	2006 2005	100,630 83,000	3,320 7,106	— —	10,640 14,100	— —	— —	5,390 —	119,980 104,206

(1)	Represents salaries and commissions paid or accrued in 2006 for services provided by each named Executive Officer serving in the capacity listed.
(2)
The 2006 amount represents amounts paid and accrued in 2006 for annual performance-based bonuses related to operations in 2005. The 2005 amount represents amounts paid and accrued in 2006 for annual performance-based bonuses related to operations in 2004. These amounts were approved by the Board of Directors.

(3)	The Company used the Black-Scholes option pricing model to determine the fair value of all option grants. All stock options vest on a prorated basis annually over three years from the date of grant.

Stock options granted in 2006 were granted on May 25, 2006, which the Company valued based on the following assumptions:

Dividend Yield (per share) $0.00
Volatility 73%
Risk-free Intrest Rate 4.42%
Expected Life 6 years

Accordingly, the fair value per option at the date of grant for the options granted in 2006 is $1.52.

(4) For 2006 and 2005, $242,276 and $159,000, respectively, of the amount shown was for a non-cash (except for the portion related to the payment of taxes) payment to Rodney Smith to pay down an officer receivable due the Company, which includes a grossed up amount for income tax consequences. The receivable originated in 1968 and 1969, prior to the Company going public, and included two $30,000 loans to Rodney Smith, in lieu of salary, during two less profitable years. See “Employment Contracts and Termination of Employment and Change in Control Arrangements.” In addition, in 2006 and 2005, $99,000 was paid to Mr. Smith for an annual royalty fee paid under his employment agreement.

Executive Officer Outstanding Equity Awards At Fiscal Year-End

The following table sets forth information for the named executive officers regarding any common share purchase options, stock awards or equity incentive plan awards that were outstanding as of June 30, 2007.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($/Sh)	Option Expiration Date
Rodney I. Smith	10,000	—	1.00	7/30/08
	10,000	—	1.00	8/3/08
	20,000	—	0.5625	12/28/09
	20,000	—	0.8000	4/22/11
	80,000	—	0.8100	5/3/11
	20,000	—	1.3900	12/25/11
	20,000	—	0.8300	12/16/13
	6,667	13,333	2.52	9/29/15
	6,667	13,333	2.25	5/21/16
	—	20,000	2.15	5/22/17
TOTAL	193,334	46,666

Ashley B. Smith	4,800	—	1.00	8/3/08
	7,000	—	0.5625	12/28/09
	10,000	—	0.8000	4/22/11
	10,000	—	1.3900	12/25/11
	10,000	—	0.8300	12/16/13
	3,333	6,667	2.52	9/29/15
	2,333	4,667	2.25	5/21/16
	—	7,000	2.15	5/22/17
TOTAL	47,466	18,334

Wesley A. Taylor	6,667	—	0.8300	12/16/13
	3,333	6,667	2.52	9/29/15
	2,333	4,667	2.25	5/21/16
	—	7,000	2.15	5/22/17
TOTAL	12,333	18,334

TOTAL	253,133	83,334

All stock options vest on a prorated basis annually over three years from the date of grant and expire ten years from the date of grant.

Employment Contracts and Termination of Employment and Change in Control Arrangements.

The Company entered into a four-year Employment Agreement with Rodney I. Smith, its current President and Chief Executive Officer, effective as of September 30, 2002. The term of employment automatically renews commencing on the date one year after the effective date, and on an annual basis thereafter, for an additional one year, unless earlier terminated or not renewed as provided for therein. The agreement provides for an annual base salary of $99,000 (“Base Salary”), which will be reviewed at least annually and adjusted from time to time at the determination of the Board of Directors. It also provides for an annual royalty fee of $99,000 payable as consideration for Mr. Smith’s assignment to the Company of all of his rights, title and interest in and to the Patents (as defined in the agreement). Payment of the royalty continues only for as long as the Company is using the inventions underlying the non-expired Patents. Mr. Smith is also entitled to bonuses as follows (the “Bonus”): (i) a performance-based bonus as determined by the Board each calendar year, and (ii) a $27,000 quarterly bonus equal to one-twentieth of the then outstanding principal balance on the loan (the “Loan”) made by the Company to Mr. Smith in the aggregate amount of $540,000, at the date of the employment agreement, and the unpaid interest accrued thereon during the quarter, and a cash amount which reimburses Mr. Smith for certain taxes payable by him as a result of such quarterly bonus. Payment of the Bonuses that are equal to one-twentieth of the Loan and the quarterly interest thereon are paid in the form of forgiveness of such principal and interest. Once the Loan has been fully repaid, no further quarterly Bonus in respect of the Loan shall be payable.

With respect to repayment of the Loan, the Board of Directors approved the acceleration of the accrual of all bonuses and related expenses necessary to pay off the Loan as of December 31, 2006. All related and accrued amounts required to fully payoff the Loan in the amount of $242,276, including a grossed up amount for income taxes, were recognized as general and administration expense for the year ended December 31, 2006.

Mr. Smith’s employment agreement provides further that if Mr. Smith (i) voluntarily leaves the employ of the Company within six months of his becoming aware of a Change of Control (as defined in the agreement) of the Company, then he shall be entitled to receive a lump sum amount equal to three times the five-year average of his combined total annual compensation, which includes the Base Salary and Bonus, less one dollar ($1.00), and certain other unpaid accrued amounts as of the date of his termination, or (ii) is terminated by the Company without Cause (as defined in the agreement) or leaves the Company with Good Reason (as defined in the agreement), Mr. Smith shall be entitled to a lump sum payment equal to three times the combined Base Salary and Bonus paid during the immediately preceding calendar year, and such other unpaid accrued amounts. In any of such cases, the Company will provide Mr. Smith with certain Company fringe benefits for two years, subject to certain conditions as provided for in the agreement, and all of Mr.

Smith’s unvested options to purchase Company stock shall become fully vested and exercisable on the date of termination. Mr. Smith will be entitled to exercise all such options for three years from the date of termination. The Company will have no further obligations to Mr. Smith, other than with respect to the payment of royalties.

In the event Mr. Smith’s employment by the Company is terminated as a result of Mr. Smith’s (i) death, his estate shall be entitled to a lump sum payment of one times the combined Base Salary and Bonus, and certain other accrued and unpaid amounts, or (ii) disability, Mr. Smith shall be entitled to Base Salary and Bonus for a period of one year commencing with the date of termination, and all other unpaid accrued amounts.

In the event Mr. Smith’s employment is terminated for cause or Mr. Smith voluntarily leaves the employ of the Company for no reason, Mr. Smith shall be entitled to accrued but unpaid Base Salary and Bonus up to the date of termination, and all other unpaid amounts. The Company shall have no further obligations to Mr. Smith, other than with respect to the Loan.

The employment agreement also contains Noncompetition and Nonsolicitation covenants for one year following Mr. Smith’s termination of employment for any reason.

Certain Relationships and Related Transactions.

At December 31, 2005, the Company owned an unsecured note receivable for approximately $143,730 from Mr. Rodney I. Smith, the Company’s President, accruing interest at a rate of 6% per annum. This note was extended by the Board of Directors at their July 22, 2002 meeting to mature on December 31, 2007. The Board also approved the use of bonuses to pay off the loan and any applicable taxes (more fully described in Item 10). Principal received on the note was $143,730 for the year ended December 31, 2006, which included a one-time Board-approved bonus declared of $24,094 to repay the note in full in 2006. Total interest received on this note was approximately $8,624 and $15,396 for the years ended December 31, 2006 and 2005, respectively.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) (“Section 16(a)”) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires executive officers and Directors and persons who beneficially own more than ten percent (10%) of the Company’s Common Stock to file initial reports of ownership on Form 3 and reports of changes in ownership on Form 4 with the Securities and Exchange Commission (the “Commission”) and any national securities exchange on which the Corporation’s securities are registered.

Based solely on a review of the copies of such forms furnished to the Company and written representations from the executive officers and Directors, the Company believes that all Section 16(a) filing requirements applicable to its executive officers, Directors and greater than ten per cent (10%) beneficial owners were satisfied during 2006, except that Andrew G. Kavounis filed a Form 4 in February 2006 that reported late, by one day, the exercise of options and sale of shares of common stock of the Company on two different days.

AUDIT AND RELATED FEES

The aggregate fees billed for each of the past two fiscal years for professional services rendered by BDO Seidman, LLP, the principal accountant for the audit of the Company; for assurance and related services related to the audit; for tax compliance, tax advice, and tax planning; and for all other fees for products and services are shown in the table below.

Audit Fees. Fees charged as audit fees are for the audit of the Company’s annual financial statements and review of financial statements included in the Company’s Forms 10-QSB or services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements.

Audit-Related Fees. There were no audit related fees paid in either of the two most recent fiscal years.

Tax Fees. Tax fees are for professional services rendered by BDO Seidman, LLP for tax compliance, tax advice, and tax planning. These fees related to services for preparation of taxes for 2005 and the estimated tax payments for 2006.

The Company does not have an Audit Committee. The Board of Directors has the responsibility normally assigned to the Audit Committee. The Board of Directors has not adopted any blanket pre-approval policies and procedures. Instead, the Board will pre-approve the provision by BDO Seidman, LLP of all audit or non-audit services.

	2006	2005
Audit Fees	$94,520	$112,305
Tax Fees	26,425	31,565
Total	120,945	143,870

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

BDO Seidman, LLP acted as our independent registered public accounting firm for the fiscal year ended December 31, 2006. A representative of BDO Seidman, LLP plans to be present at the Annual Meeting with the opportunity to make a statement if he desires to do so, and will be available to respond to appropriate questions.

VOTING AT MEETING

The Board of Directors has fixed July 13, 2007 as the record date for the determination of Stockholders entitled to vote at this meeting. On or about that date, 4,669,382 shares of Common Stock were outstanding and entitled to vote.

SOLICITATION OF PROXIES

The cost of solicitation of proxies will be borne by the Company. In addition to the solicitation of proxies by mail, officers and employees of the Company may solicit in person or by telephone. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to beneficial owners.

REVOCATION OF PROXY

Subject to the terms and conditions set forth herein, all proxies received by the Company will be effective, notwithstanding any transfer of the shares to which such proxies relate, unless prior to the Annual Meeting, the Company receives a written notice of revocation signed by the person who, as of the record date, was the registered holder of such shares. The Notice of Revocation must indicate the certificate number or numbers of the shares to which such revocation relates and the aggregate number of shares represented by such certificate(s).

STOCKHOLDER PROPOSALS

In order to be included in proxy material for next year’s annual meeting, Stockholders proposed resolutions must be received by the Company no later than April 13, 2008. In addition, the by-laws of the Company require that we be given advance notice of stockholder nominations for election to the Board of Directors and of other matters which stockholders wish to present for action at an annual meeting of stockholders. The required notice must be delivered to the Secretary of the Company at our principal offices not less than 60 days and not more than 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders. These requirements are separate from and in addition to the SEC requirements that a stockholder must meet in order to have a stockholder proposal included in the Company’s proxy statement.

Pursuant to our by-laws, if notice of any stockholder proposal is received after July 16, 2008, then the notice will be considered untimely and we are not required to present such proposal at the 2007 Annual Meeting. If the Board of Directors chooses to present a proposal submitted after July 16, 2007 at the 2007 Annual Meeting, then the persons named in proxies solicited by the Board of Directors for the 2007 Annual Meeting may exercise discretionary voting power with respect to such proposal.

ANNUAL REPORT ON FORM 10-K

An annual report on Form 10-K as filed with the SEC for the year ending December 31, 2006, containing financial and other information about the Company, is being mailed to all stockholders of record as of the Record Date, at the Company's cost.

MISCELLANEOUS

The management does not know of any other matter that may come before the Annual Meeting. However, if any other matters are properly presented to the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

By Order of the Board of Directors:

/s/ Rodney I. Smith

Rodney I. Smith
President
Midland, Virginia

Dated: July 31, 2007

THE MANAGEMENT HOPES THAT STOCKHOLDERS WILL ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN, AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

Appendix A

SMITH-MIDLAND CORPORATION
PROXY FOR ANNUAL MEETING
TO BE HELD ON THURSDAY, SEPTEMBER 6, 2007
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Rodney I. Smith and Wesley A. Taylor, or either of them, as attorneys and proxies with full power of substitution in each of them, in the name and stead of the undersigned to vote for and on behalf of the undersigned at the Annual Meeting of Stockholders of SMITH-MIDLAND CORPORATION, to be held at the Company’s Corporate Headquarters, located at 5119 Catlett Road, Midland, Virginia 22728, on Thursday, September 6, 2007 at 5:00 PM, and at any adjournment or adjournments thereof, upon and with respect to all shares of the Common Stock of the Company upon and with respect to which the undersigned would be entitled to vote and act if personally present. The undersigned hereby directs the said Rodney I. Smith and Wesley A. Taylor to vote in accordance with their judgment on any matters which may properly come before the meeting, all as indicated in the Notice of the meeting, receipt of which is hereby acknowledged, and to act on the following matters set forth in such Notice as specified by the undersigned:
If no direction is made, this Proxy will be voted FOR election of Directors.
(1) Proposal to elect four (4) members of the  ☐ FOR all nominees listed ☐ WITHHOLD AUTHORITY
Board of Directors of the Company. below (except as marked to vote for all to the contrary below) nominees listed below
INSTRUCTION: To withhold authority for any individual nominee STRIKE such nominee’s name from the list below.
Rodney I. Smith, Ashley B. Smith, Wesley A. Taylor, Andrew G. Kavounis

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.

(2) In their discretion to transact such other business as may properly come before the meeting or any adjournment or adjournments thereof. The shares represented by this proxy will be voted for and in favor of the items set forth above unless a contrary specification is made.

Do you plan to attend the meeting? ☐ YES ☐ NO

Dated_______________________________
Please mark, date, sign and return the proxy card promptly
using the enclosed envelope. Sign exactly as your name	____________________________________
appears hereon.	Signature
NOTE: When shares are held by joint tenants, both should sign.
When signing as attorney, executor, administrator, trustee or	____________________________________
guardian, please give full title as such. If the person named on	Signature, if held jointly
the stock certificate is deceased, please submit evidence of your
authority. If a corporation, sign in full corporate name by an	____________________________________
authorized officer and indicate the office held. If a partnership,	Printed Name
please sign in the partnership name by authorized person.	____________________________________
Current Address